                                                                     Exhibit 10f

                                    AGREEMENT

         THIS AGREEMENT is made this 14th day of December, 1999, by and between BellSouth Corporation (the "Company") and Earle Mauldin (the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Executive is employed by the Company, or a subsidiary or affiliate of the Company (each, a "BellSouth Company");

         WHEREAS, the Executive and the Company entered into a retirement agreement on January 26, 1995 (the "Prior Agreement") which requires the Executive's retirement during the calendar year in which the Executive's sixtieth (60th) birthday occurs;

         WHEREAS, the Executive and the Company now desire to replace the Prior Agreement by amending and restating it in its entirety to, among other things, set the date of the Executive's retirement; and

         WHEREAS, the Executive now elects to retire under the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. RETIREMENT DATE. The Executive shall terminate employment and resign from each position the Executive holds with the Company and any BellSouth Company on March 1, 2000 (the "Retirement

Date").

         2. SEPARATION ALLOWANCE. As soon as is reasonably practicable after the Executive's Retirement Date, the Company shall pay to the Executive as a separation allowance a single lump-sum cash payment equal to the sum of (1) twice the Executive's Base Salary in effect on the Retirement Date plus (2) the standard award amount applicable to the Executive under the BellSouth Corporation Officer Short Term Incentive Award Plan ("STIAP") for the year in which the Retirement Date occurs, less withholdings, or so much of such sum as shall not be the subject of a deferral agreement between the parties hereto. For purposes of this Agreement, "Base Salary" shall refer to the gross annual base salary payable to the Executive including the amount of any before-tax contributions made by the Executive from such salary to the BellSouth Retirement Savings Plan, any other qualified cash or deferred arrangement sponsored by the Company or a BellSouth Company, or a successor to any such plan, as the case may be, and the amount of any other deferrals of such salary under any nonqualified deferred compensation plans maintained by the Company or a BellSouth Company.

         3. SHORT TERM INCENTIVE AWARD. The Executive shall be entitled to an award under the STIAP based on performance results for the year in which the Executive's Retirement Date occurs, prorated to the Executive's Retirement Date. The payment described in this Section 3 shall be subject to all other terms and conditions of STIAP.

         4. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Executive shall be entitled to benefits under the BellSouth Corporation Supplemental Executive Retirement Plan ("SERP") adjusted in the following manner:

                  (a) the Executive's annual benefit shall be based on seventy percent (70%) of Included Earnings (as such term is defined in SERP) instead of the formula described in section 4.4(a)(i) of SERP;

                  (b)      such benefit shall be calculated as if the Executive
                           (A) had continued in active employment with the Company through December 31, 2000, (B) had continued to receive Base Salary at the rate in effect immediately prior to the Retirement Date through December 31, 2000, and (C) had received a full, nonprorated bonus for 2000 under STIAP based on actual performance results for 2000; and

                  (c) the benefit so determined shall commence effective as of the Retirement Date.

         5.  STOCK OPTIONS.

                  (a) The Executive shall be entitled to a grant of non-qualified stock options to purchase shares of Company stock under the BellSouth Corporation Stock Plan, or its successor (the "Stock Plan"), as his normal annual grant during the year in which the Retirement Date occurs, equal to no less than one hundred fifteen percent (ll5%) of the standard grant otherwise applicable to the Executive for such grant. Such grant shall be made at the time the normal annual grants are made to the Company's executives during the year in which the Retirement Date occurs.

                      (b) The Executive shall also be entitled to a grant of non-qualified stock options to purchase shares of

Company stock under the Stock Plan, as of the day preceding the Executive's Retirement Date, equal to the sum of (i) the number of such options granted to the Executive as part of the normal annual grant during the year in which the Retirement Date occurs (referred to in subsection (a) of this Section 5), plus
(ii) 100,000.

              The grants described in this Section 5 shall be subject to all other terms and conditions of the Stock Plan.

         6. FINANCIAL COUNSELING. The Executive shall be entitled to benefits described in the BellSouth Corporation Financial Counseling Plan through his sixty-seventh (67th) birthday, such benefits to be provided by the Company as if eligibility therefor extended to such date under the terms of such plan. Benefits described in this Section 6 shall be subject to all other terms and conditions of the Financial Counseling Plan.

         7. COMPANY AUTOMOBILE. The Executive may, at his election, purchase from the Company (or BellSouth options Company) any Company-owned automobile provided to him for its wholesale price determined by the Company as of his Retirement Date, if the Executive notifies the Company of his intention to do so within thirty (30) days of his Retirement Date.

         8. DEATH OF EXECUTIVE. If the Executive should die at any time prior to retiring on the Retirement Date, in lieu of the benefits described in Sections 2, 3, 5, 6, and 7, the Company shall pay to the Executive's estate in a single lump sum cash payment, less withholdings, the sum of:

                  (i) an amount equal to the separation allowance described in
         Section 2 of this Agreement (substituting in Section 2 the date of the Executive's death for the Retirement Date);

                  (ii) an amount equal to the STIAP award described in Section 3 of this Agreement (to the extent such amount is not otherwise payable under STIAP); and

                  (iii) an amount equal to (i) the value of the non-qualified stock options to purchase shares of Company stock under the Stock Plan granted to the Executive as part of the normal annual grant most recently preceding his date of death, plus (ii) the value of 100,000 non-qualified stock options to purchase shares of Company stock under the Stock Plan. The parties to this Agreement agree that such value shall be deemed to be the value ascribed to options by the Company in determining the amount of such normal annual option grant to executives and other managers.

                  In addition, if the Executive should die at any time prior to retiring on the Retirement Date, in lieu of the benefits described in Section 4, the Executive's surviving spouse, if any, shall be entitled to a survivor annuity under the SERP based on the enhanced SERP formula described in Section 4 of this Agreement.

         9. DISCHARGE AND WAIVER. The Company's obligations under this Agreement, and the Executive's entitlement to the compensation and benefits described herein (other than the grant of stock options described in Section 5(a) and the amounts payable in the event of the Executive's death as described in Section 8), are expressly conditioned upon execution by Executive of a waiver and release and agreement not to sue, in form and substance reasonably acceptable to Company, pursuant to which Executive fully releases and forever discharges Company and Affiliated Companies, and any employee, officer, director, representative, agent, successor or assign of Company and Affiliated Companies (both in their personal and official capacities), and all persons acting by, through and under or in concert with any of them, from any and all claims, demands, causes of action, remedies, obligations, costs and expenses of whatever nature, whether under the common law, state law, federal law (including but not limited to the Age Discrimination in Employment Act of 1967) or otherwise, through the Retirement Date, including those arising from or in connection with the terms and conditions of employment with the Company and any BellSouth Company or the termination of that employment. This paragraph is not intended to affect benefits to which Executive may be entitled under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or any pension or benefit plan in which Executive is a participant.

         10. EMPLOYMENT RIGHTS. The Company and the Executive understand that this Agreement constitutes a binding commitment to provide the benefits set forth herein upon the Executive's retirement or death. The Agreement does not constitute, and should not be construed as an employment contract. The Executive acknowledges that he is and shall remain an employee at will who may be terminated by the Company or a BellSouth Company for any reason and at any time prior to the Retirement Date. Similarly, the Company acknowledges that the Executive may resign for any reason at any time prior to his Retirement Date. The Executive understands that he, like any other employee, has been and will be subject to the Company's performance standards as well as its disciplinary rules.

         11. SEVERABILITY. In the event one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         12. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by the parties hereto.

         13. RESPONSIBILITY; BINDING EFFECT. The Company shall be responsible for all payments and benefits described in this Agreement; provided that, if at the Executive's Retirement Date, the Executive is not employed by the Company but is employed by a BellSouth Company, such BellSouth Company shall be responsible for all payments and benefits described in this Agreement and thereafter all references in this Agreement to the "Company" shall be deemed to be references to such BellSouth Company. This Agreement shall be binding upon the parties hereto and their respective heirs, representatives, successors, transferees and assigns.

         14. GOVERNING LAW; CONSULTATION WITH COUNSEL. This Agreement shall be construed under and governed by the laws of the State of Georgia. Executive has been advised to consult with an attorney, acknowledges having had ample opportunity to do so and fully understands the binding effect of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EXECUTIVE:                                           COMPANY:

/s/ Earle Mauldin                                    By: /s/ F.D. Ackerman
------------------------------                           -----------------------
Signature                                                Signature



                                                     Chairman of the Board and
Earle Mauldin                                        Chief Executive Officer
------------------------------                       ---------------------------
Name                                                 Title